EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92379 and 333-45854) of Aptimus, Inc. of our report dated February 28, 2001 relating to the December 31, 2000 financial statements and financial statement schedule which appear in this Form 10-K.


PricewaterhouseCoopers LLP
Seattle, Washington
March 27, 2003